UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LIFE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

Follow-On Public Offering

On February 8, 2023, aTyr Pharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), to issue and sell to the Underwriters 22,225,000 shares of common stock of the Company (the “Shares”) in an underwritten public offering (the “Offering”) pursuant to an effective Registration Statement on Form S-3 (File No. 333-263585) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”). The offering price to the public is $2.25 per Share. In addition, the Company granted the Underwriters an option to purchase, for a period of 30 days, up to an additional 3,333,750 shares of common stock at the public offering price, less the underwriting discounts and commissions (the “Option”). The Company estimates that the gross proceeds from the Offering will be approximately $50.0 million, before deducting underwriting discounts and commissions and estimated offering expenses. The Offering is scheduled to close on February 13, 2023, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the legal opinion of Cooley LLP as to the legality of the Shares (including shares of common stock issuable upon exercise of the Option) is filed as Exhibit 5.1 to this Current Report on Form 8-K.

In connection with the Offering described above, the Company provided the following recent update and additional risk factor:

Expansion of Efzofitimod Clinical Program with Phase 2 Study in New Indication Following FDA Clearance of IND Application

Following the recent clearance of an Investigational New Drug (IND) application by the FDA, and, pending receipt of the net proceeds from this offering, we plan to initiate a Phase 2 study of efzofitimod in patients with SSc-ILD in 2023. This planned Phase 2 study will be a randomized, double-blind placebo-controlled proof-of-concept study to evaluate the efficacy, safety and tolerability of efzofitimod in patients with SSc-ILD. We are planning for a 28-week study with three parallel cohorts randomized 2:2:1 to either 270 mg or 450 mg of efzofitimod or placebo dosed intravenously monthly for a total of six doses. It is expected the study will enroll 25 patients at multiple centers in the United States. The primary objective of the study will be to evaluate the efficacy of multiple doses of IV efzofitimod on pulmonary, cutaneous and systemic manifestations in patients with SSc-ILD. Secondary objectives will include safety and tolerability.

Efzofitimod has been shown to reduce lung and skin fibrosis in animal models of SSc and idiopathic pulmonary fibrosis. The pathology of SSc-ILD is driven by the same immune cells that are central to pulmonary sarcoidosis pathology, and NRP2 is upregulated on these cells. Efzofitimod has also been shown to reduce key pro-inflammatory markers that are central to this pathology in a clinical study in patients with pulmonary sarcoidosis.

Systemic sclerosis is a chronic, progressive, autoimmune disease characterized by inflammation and fibrosis of connective tissues throughout the body, including the skin and other internal organs. SSc that occurs in the lungs is called SSc-ILD. It is estimated that approximately 100,000 people in the United States are affected by SSc and 55-65% may develop ILD. SSc-ILD causes inflammation in the lungs and, if left untreated, can result in scarring, or fibrosis, that causes permanent loss of lung function. ILD is the primary cause of death in patients with SSc. Current treatment options for SSc-ILD are limited, mainly focus on slowing disease progression and are associated with significant toxicity.

Supplemental Risk Factor

The following risk factor supplements the risk factors described under “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “Form 10-Q”), filed with the SEC on November 14, 2022, and should be read in conjunction with the other risk factors presented in the Form 10-Q.

Although the Company has obtained orphan drug designation for efzofitimod for the treatment of sarcoidosis and systemic sclerosis in the United States and for the treatment of sarcoidosis in the European Union, or EU, the Company may not receive orphan drug designation for efzofitimod in other jurisdictions or for other indications that the Company may pursue, or for any other product candidates the Company may develop under any new applications for orphan drug designation that the Company may submit, and any orphan drug designations that the Company has received or may receive may not confer marketing exclusivity or other expected commercial benefits.

The FDA granted orphan drug designation to efzofitimod for the treatment of sarcoidosis in January 2022 and systemic sclerosis (also known as scleroderma) in April 2022. In January 2023, the European Commission, on the basis of the opinion of the European Medicines Agency, or EMA, Committee for Orphan Medicinal Products, or COMP, granted orphan drug designation to efzofitimod for the treatment of sarcoidosis. The Company may apply for orphan drug designation for efzofitimod for other indications and product candidates in the United States and the EU.

Under the Orphan Drug Act, the FDA may designate a drug or biologic product as an orphan drug if it is intended to treat a rare disease or condition, defined as a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the EU, the EMA’s COMP grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention, or treatment of a life-threatening or chronically debilitating condition affecting not more than five in 10,000 persons in the EU. Additionally, designation is granted for products intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating or serious and chronic condition when, without incentives, it is unlikely that sales of the drug in the EU would be sufficient to justify the necessary investment in developing the drug or biological product or where there is no satisfactory method of diagnosis, prevention, or treatment, or, if such a method exists, the medicine must be of significant benefit to those affected by the condition.

Orphan drug status confers up to ten years of marketing exclusivity in Europe, and up to seven years of marketing exclusivity in the United States, for a particular product in a specified indication. Obtaining an orphan drug designation can be difficult and the Company cannot assure you that it will be able to obtain orphan drug designation in other jurisdictions or for other indications, or rely on orphan drug or similar designations to exclude other companies from manufacturing or selling products using the same principal mechanisms of action for the same indications that the Company pursues beyond these timeframes. Furthermore, marketing exclusivity in Europe can be reduced from ten years to six years if the initial designation criteria have significantly changed since the market authorization of the orphan product. Even if the Company is the first to obtain marketing authorization for an orphan drug indication, there are circumstances under which a competing product may be approved for the same indication during the period of marketing exclusivity, such as if the later product is shown to be clinically superior to the orphan product, or if the later product is deemed a different product than the product marketed by the Company. Further, the marketing exclusivity would not prevent competitors from obtaining approval of the same product candidate as the Company's for indications other than those in which the Company has been granted orphan drug designation, or for the use of other types of products in the same indications as the Company's orphan product.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “estimates,” “expects,” “plans,” “will” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by such safe harbor provisions for forward-looking statements and is making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements include statements regarding the Company’s expectations with respect to the completion of the Offering and the expected gross proceeds from the Offering, and the timing, design, objectives and enrolled participants in the Company’s planned Phase 2 study of efzofitimod in patients with SSc-ILD. These forward-looking statements also reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to it and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects, as reflected in or suggested by these forward-looking statements, are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. All forward-looking statements are based on estimates and assumptions by the Company’s management that, although it believes to be reasonable, are inherently uncertain. Furthermore, actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors that are beyond the Company’s control including, without limitation, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the Offering, risks associated with geopolitical and macroeconomic conditions, including the COVID-19 pandemic and the ongoing military conflict between Ukraine and Russia and related sanctions, risks associated with preclinical and clinical development, and regulatory risks, as well as those risks set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 14, 2022 and in the Company’s other SEC filings.

Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and between aTyr Pharma, Inc. and RBC Capital Markets, LLC

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Jill M. Broadfoot
Jill M. Broadfoot
Chief Financial Officer

Date: February 9, 2023